Exhibit 9

Execution Version

This DIRECTOR DESIGNATION AGREEMENT (this “Agreement”), dated as of January 30, 2019 (the “Effective Date”), is entered into by and between Prairie GP Acquiror LLC, a Delaware limited liability company (“GP Acquiror”), and David G. Dehaemers, Jr., an individual residing in the state of Kansas (“DGD”). The parties to this Agreement are hereby referred to as the “Parties” and each, a “Party.” Capitalized terms used but not defined herein have the meaning assigned to such terms in the Purchase Agreement (as defined below).

RECITALS:

1. On January 30, 2019, GP Acquiror and DGD entered into that certain Purchase Agreement (the “Purchase Agreement”), by and among the Acquirors, Sellers and Seller Representatives party thereto.

2. Pursuant to the Purchase Agreement at the Closing, each Seller will sell to each applicable Acquiror, and each applicable Acquiror shall purchase from such applicable Seller, (i) certain Class A shares of Tallgrass Energy, LP, a Delaware limited partnership (“TGE”), (ii) certain units of Tallgrass Equity, LLC, a Delaware limited liability company (“TE”) and related Class B shares of TGE, and (iii) the general partner interest in TGE through the acquisition of 100% of the equity interests of Tallgrass Energy GP, LLC, a Delaware limited liability company (“TGE GP”) (the “Transaction”).

3. The Parties desire to enter into this Agreement to memorialize their understanding with respect to the matters set forth herein.

NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound hereby, the Parties hereby agree as follows:

ARTICLE I

BOARD DESIGNATION AND SERVICE RIGHTS

Section 1.1 TGE GP Board Designation Rights. Following the Closing Date and through December 31, 2020, for so long as DGD is a member of the board of directors of TGE GP (the “Board”), DGD shall have the right to designate either William R. Moler (“Moler”), Gary J. Brauchle (“Brauchle”) or Christopher R. Jones (“Jones”) (so long as either Moler, Brauchle or Jones, as applicable, is still serving as an executive officer of TGE GP or Tallgrass Management, LLC (the “Company”)) to serve as a member of the Board. Following the Closing Date and for so long as DGD is employed as the Chief Executive Officer of the Company (the “Independent Designation Period”), if all three independent members of the Board as of immediately prior to Closing are removed from the Board during the Independent Designation Period, then DGD shall have the right to designate one individual to serve as an independent member of the Board; provided, that the individual designated by DGD to serve as a member of the Board satisfies the applicable requirements in the federal securities laws and New York Stock Exchange rules to serve as a member of the Board and as a member of the Audit Committee of the Board.

Section 1.2 Board Service. DGD shall serve as a member of the Board from the Closing Date until December 31, 2020, or upon his earlier death, disability, resignation or removal. Notwithstanding the foregoing, DGD may only be removed as a director of the Board without Cause (as defined in the that certain Third Amended and Restated Employment Agreement, among DGD, TGE GP and the Company, to be entered into at the Closing) after Acquirors have fully satisfied all payment obligations to DGD Trust under the Seller Note issued to DGD Trust at Closing.

ARTICLE II

MISCELLANEOUS

Section 2.1 Termination. This Agreement shall automatically terminate (without any further action of the Parties) and be of no further force or effect upon the termination of the Purchase Agreement in accordance with its terms prior to the Closing.

Section 2.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by email transmission, or mailed by a nationally recognized overnight courier requiring acknowledgement of receipt of delivery or mailed by U.S. registered or certified mail, postage prepaid, to the parties hereto at the following addresses (or at such other address for a party hereto as shall be specified by like notice; provided that notices of a change of address shall be effective only upon receipt thereof):

If to DGD, to:

David G. Dehaemers, Jr.

c/o Tallgrass Energy, LP

4200 W. 115th Street, Suite 350

Leawood, Kansas 66211

with a copy (which shall not constitute notice) to:

Baker Botts L.L.P.

910 Louisiana St

Suite 3200

Houston, TX 77002

Attention: Mark A. Bodron

Email: mark.bodron@bakerbotts.com

If to GP Acquiror, to:

Blackstone Infrastructure Advisors L.L.C.

345 Park Avenue

New York, NY 10154

Attention: John G. Finley

Email: john.finley@blackstone.com

with a copy (which shall not constitute notice) to:

Vinson & Elkins L.L.P.

1001 Fannin St.

Suite 2500

Houston, Texas 77002

Attention: Keith Fullenweider; Alan Beck; Lande Spottswood

Email: kfullenweider@velaw.com; abeck@velaw.com; lspottswood@velaw.com

Section 2.3 Waiver of Compliance. Any failure of any of the Parties to comply with any obligation, covenant, agreement or condition herein may be waived by the Party entitled to the benefits thereof only by a written instrument signed by the Party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

Section 2.4 Remedies; Specific Performance. Each Party acknowledges and agrees that an award of monetary damages for failure to comply with this Agreement may not be an adequate remedy for the Party attempting to enforce such provisions and the non-breaching Party may have no adequate remedy at law. Accordingly, each Party agrees that the non-breaching Party will have the right, in addition to any other rights and remedies available at law or in equity, to enforce its rights and each other Party’s obligations under this Agreement by an action or actions for specific performance and injunctive or other equitable relief as a remedy for any such breach or threatened breach, without the requirement of posting bond or other security. The non-breaching Party shall be entitled to recover its costs and expenses, including attorneys’ fees, incurred in connection with any successful action brought by it to enforce the breaching Party’s obligations to comply with such provision.

Section 2.5 Entire Agreement. This Agreement, together with the Purchase Agreement, constitutes the entire understanding and agreement among the parties hereto with respect to the subject matter hereof and supersede any and all prior or contemporaneous discussions, agreements and understandings, whether written or oral. In the event of a conflict between the terms of this Agreement and the terms of the Purchase Agreement, the terms of this Agreement shall govern and control the rights and obligations of the Parties.

Section 2.6 Confidentiality. This Agreement shall be treated as confidential by all Parties and is entered into solely in connection with the transactions contemplated by the Purchase Agreement. This Agreement may not be used, circulated, quoted, summarized or otherwise referred to in any document by or at the direction of any Party, except with the written consent of the other Parties; provided, however, that any Party may disclose the existence of this Agreement to the extent required by applicable Law or to their respective directors, officers, partners, employees and advisors, or those of their Affiliates, that have a need to know in connection with such Parties’ performance of its obligations, or exercise of its rights, under this Agreement or the Purchase Agreement.

Section 2.7 Assignability. This Agreement shall be binding upon and inure to the benefit of the Parties and their successors and permitted assigns. No Party may assign this Agreement or any rights or obligations hereunder without the prior written consent of the other Parties.

Section 2.8 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision or portion of this Agreement is held to be invalid, illegal, or unenforceable in any respect under any applicable Law in any jurisdiction by any applicable Governmental Authority, (i) such invalidity, illegality, or unenforceability shall not affect the validity, legality, or enforceability of any other provision of this Agreement in such jurisdiction or affect the validity, legality, or enforceability of any provision in any other jurisdiction, (ii) such provision shall be invalid, illegal, or unenforceable only to the extent strictly required by such Governmental Authority, (iii) to the extent any such provision is deemed to be invalid, illegal, or unenforceable, each Party agrees that it shall use its commercially reasonable efforts to cause such Governmental Authority to modify such provision so that such provision shall be valid, legal, and enforceable as originally intended to the greatest extent possible, and (iv) to the extent that the Governmental Authority does not modify such provision, each Party agrees that it shall endeavor in good faith to exercise or modify such provision so that such provision shall be valid, legal, and enforceable as originally intended to the greatest extent possible.

Section 2.9 Third Party Beneficiaries. This Agreement shall be binding upon and, except as provided below, inure solely to the benefit of the Parties and their respective successors and permitted assigns. None of the provisions of this Agreement shall be for the benefit of or enforceable by any Person other than the Parties, including any creditor of any Party or any of their Affiliates. No Person other than the Parties shall obtain any right under any provision of this Agreement or shall by reason of any such provision make any claim in respect of any Liability (or otherwise) against any other Party.

Section 2.10 Limited Recourse. Notwithstanding anything that may be expressed or implied in this Agreement, or any document or instrument delivered in connection herewith, by its acceptance of the benefits of this Agreement, the Parties covenant, agree and acknowledge that no person other than the Parties hereto has any liabilities, obligations or commitments of any nature (whether known or unknown, whether due or to become due, absolute, contingent or otherwise) hereunder (in each case subject to the limitations provided herein) or in connection with the transactions contemplated hereby and that, notwithstanding that each Party or its general partner may be a limited partnership, limited liability company or any other entity, no Party has any right of recovery under this Agreement or under any document or instrument delivered in connection herewith, against, or any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, this Agreement, the transactions contemplated hereby or in respect of any oral representation made or alleged to be made in connection herewith, against, and no personal liability whatsoever shall attach to, be imposed upon or otherwise be incurred by the former, current or future direct or indirect equity holders, controlling Persons, directors, officers, employees, agents, Affiliates, members, managers or general or limited partners of any of the Parties or any former, current or future stockholder, controlling Person, director, officer, employee, general or limited partner, member, manager, Affiliate or agent of any of the foregoing (collectively, but not including the Parties even if a Party would otherwise be included in the foregoing list, the “Non-Recourse Parties”), whether by or through attempted piercing of the corporate, limited partnership or limited liability company veil, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute, regulation or applicable Law, or otherwise.

Section 2.11 Amendments. This Agreement may be amended, modified, or supplemented only by written agreement of each of the Parties.

Section 2.12 Governing Law. This Agreement and all questions relating to the interpretation or enforcement of this Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware without regard to the Laws of the State of Delaware or any other jurisdiction that would call for the application of the substantive Laws of any jurisdiction other than the State of Delaware.

Section 2.13 Jurisdiction; Consent to Service of Process; Waiver. EACH OF THE PARTIES IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURT OF CHANCERY OF THE STATE OF DELAWARE, OR IN THE EVENT, BUT ONLY IN THE EVENT, THAT SUCH COURT DOES NOT HAVE JURISDICTION OVER SUCH PROCEEDING (AS DEFINED IN THE PURCHASE AGREEMENT), TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE (OR, IN THE EVENT THAT SUCH COURT DOES NOT HAVE JURISDICTION OVER SUCH PROCEEDING, TO THE EXCLUSIVE JURISDICTION OF THE SUPERIOR COURT OF THE STATE OF DELAWARE) (COLLECTIVELY, THE “COURTS”), FOR THE PURPOSES OF ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY (AND AGREES NOT TO COMMENCE ANY PROCEEDING RELATING HERETO EXCEPT IN SUCH COURTS AS PROVIDED HEREIN). EACH OF THE PARTIES FURTHER AGREES THAT SERVICE OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENT HAND DELIVERED OR SENT IN ACCORDANCE WITH SECTION 2.2 TO SUCH PARTY’S ADDRESS SET FORTH IN SECTION 2.2 WILL BE EFFECTIVE SERVICE OF PROCESS FOR ANY PROCEEDING IN DELAWARE WITH RESPECT TO ANY MATTERS TO WHICH IT HAS SUBMITTED TO JURISDICTION AS SET FORTH IN THE IMMEDIATELY PRECEDING SENTENCE. EACH OF THE PARTIES

IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION TO THE LAYING OF VENUE OF ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IN THE COURTS, AND HEREBY FURTHER IRREVOCABLY AND UNCONDITIONALLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTWITHSTANDING THE FOREGOING, EACH PARTY AGREES THAT A FINAL JUDGMENT IN ANY PROCEEDING PROPERLY BROUGHT IN ACCORDANCE WITH THE TERMS OF THIS AGREEMENT SHALL BE CONCLUSIVE AND MAY BE ENFORCED BY SUIT ON THE JUDGMENT IN ANY JURISDICTION OR IN ANY OTHER MANNER PROVIDED AT LAW OR IN EQUITY.

Section 2.14 WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING DIRECTLY OR INDIRECTLY OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS HEREIN.

Section 2.15 Counterparts. This Agreement may be executed by facsimile or other electronic transmission (including scanned documents delivered by email) by any Party and such execution shall be deemed binding for all purposes hereof, without delivery of an original signature being thereafter required. This Agreement may be executed in one or more counterparts, each of which, when executed, shall be deemed to be an original and all of which together shall constitute one and the same document.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the Parties has executed this Agreement as of the Effective Date.

PRAIRIE GP ACQUIROR LLC
By: Prairie Non-ECI Acquiror LP, its sole member
By: BIP Holdings Manager, LLC, its general partner

By:	/s/ Sean Klimczak
Name:	Sean Klimczak
Title:	Senior Managing Director

Signature Page to Director Designation Agreement

/s/ David G. Dehaemers, Jr.
DAVID G. DEHAEMERS, JR.

Signature Page to Director Designation Agreement